     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 20, 2003
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  BESTWAY, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                    81-0332743
       (State or other jurisdiction                      (I.R.S. Employer
     of incorporation or organization)                Identification Number)

         7800 STEMMONS FREEWAY                                 75247
               SUITE 320                                     (Zip Code)
             DALLAS, TEXAS
  (Address of principal executive offices)



                              AMENDMENT NUMBER TWO
                                     TO THE
                                  BESTWAY, INC.
                           INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                                DAVID A. KRAEMER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        7800 STEMMONS FREEWAY, SUITE 320
                               DALLAS, TEXAS 75247
                                 (214) 630-6655
                   (Name and address, including zip code, and
                     telephone number of agent for service)

                                    Copy to:
                          J. KENNETH MENGES, JR., P.C.
                       AKIN GUMP STRAUSS HAUER & FELD LLP
                         1700 PACIFIC AVENUE, SUITE 4100
                            DALLAS, TEXAS 75201-4675
                                 (214) 969-2800

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                            PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
                                          AMOUNT TO BE     OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION
         TITLE OF SECURITIES             REGISTERED (1)         SHARE (2)              PRICE (2)             FEE
           TO BE REGISTERED
--------------------------------------- ----------------- ---------------------- ---------------------- -------------
Common Stock, par value $0.01 per
share ("Common Stock")                      160,000              $12.25               $1,960,000           $158.57
=====================================================================================================================

 (1) Issuable upon the exercise of options granted pursuant to the Bestway, Inc. Incentive Stock Option Plan, as amended from time to time. This Registration Statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment to the provisions of the Bestway, Inc. Incentive Stock Option Plan, as amended from time to time.
(2) Pursuant to Rule 457(c) and (h), and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share for the Common Stock to be registered hereunder has been calculated based on the average of the high and low sales prices of the Common Stock of Bestway, Inc. on March 18, 2003, as reported by Nasdaq.

================================================================================

INCORPORATION OF DOCUMENTS BY REFERENCE

         This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same employee benefit plan was filed with the Securities and Exchange Commission on June 22, 1995. Accordingly, pursuant to General Instruction E of Form S-8, promulgated under the Securities Act of 1933, as amended, the contents of the Registration Statement on Form S-8 (File No. 033-60471), filed with the Securities and Exchange Commission on June 22, 1995, including any amendments to such registration statements, are incorporated herein by reference.

AMENDMENT NUMBER TWO TO THE BESTWAY, INC. INCENTIVE STOCK OPTION PLAN

         Amendment Number Two to the Bestway, Inc. Incentive Stock Option Plan (the "Plan") was approved by the Registrant's stockholders at the Registrant's annual meeting on November 26, 2002. The amendment made the following changes to the Plan:

         o Increased the Number of Shares Available for Awards. The number of shares of Common Stock available for issuance pursuant to awards made under the Plan was increased to 385,000.

         o Other Changes. The Plan was also amended to make certain changes required by the recently enacted Sarbanes-Oxley Act of 2002.

EXHIBITS

         See Index to Exhibits, attached hereto.

            [The remainder of this page is intentionally left blank.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 20th day of March, 2003.

                              BESTWAY, INC.


                              By: /s/ DAVID A. KRAEMER
                                 -----------------------------------------------
                                 David A. Kraemer
                                 Director, President and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Bestway, Inc., hereby constitute and appoint David A. Kraemer as our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as directors and officers to enable Bestway, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 20, 2003.

Signature                           Title
---------                           -----

/s/ DAVID A. KRAEMER                Director, President and Chief Executive
-----------------------------       Officer (Principal Executive Officer)
David A. Kraemer


/s/ BETH A. DURRETT                 Chief Financial Officer
-----------------------------       (Principal Financial and Accounting Officer)
Beth A. Durrett


/s/ R. BROOKS REED                  Chairman of the Board
-----------------------------
R. Brooks Reed


/s/ JAMES A. O'DONNELL              Director
-----------------------------
James A. O'Donnell


/s/ BERNARD J. HINTERLONG           Director
-----------------------------
Bernard J. Hinterlong


/s/ JACK E. MEYER                   Director
-----------------------------
Jack E. Meyer

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


                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                DESCRIPTION OF EXHIBITS
-------               -----------------------

4.1                   Bestway, Inc. Incentive Stock Option Plan (filed as Exhibit 4.4 to the Registrant's Form S-8 filed on June 22, 1995 and incorporated herein by reference).

4.2                   Form of Incentive Stock Option Agreement pursuant to Incentive Stock Option Plan (filed as
                      Exhibit 4.5 to the Registrant's Form S-8 filed on June 22, 1995 and incorporated herein by reference).

4.3                   Amendment Number One to the Bestway, Inc. Incentive Stock Option Plan (filed as Exhibit 10.10 to the Registrant's Form 10-K filed on October 29, 2001 and incorporated herein by reference).

4.4*                  Amendment Number Two to the Bestway, Inc. Incentive Stock Option Plan.

5.1*                  Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1*                 Consent of PricewaterhouseCoopers LLP.

23.2*                 Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1 filed herewith).

24.1*                 Powers of Attorney (included on signature pages hereto).


---------------------
*Filed herewith.


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